EXHIBIT 23.2


                          [LETTERHEAD OF JONES DAY LLP]

                                NOVEMBER 2, 2006



Maria Pasquale, Esq.
Vice President, Legal & Chief Counsel
Celgene Corporation
86 Morris Avenue
Summit, NJ 07901

Re:   S-3 Registration Statement

Dear Maria:

      We consent to the following reference to our firm under the heading "Experts" in the Form S-3 Registration Statement:

      The statements that relate to U.S. patent rights licensed from The Rockefeller University and Children's Medical Center Corporation under the caption "Item 1A. Risk Factors--We may not be able to protect our intellectual property and our products may be subject to generic competition" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and that have been incorporated by reference in this prospectus, have been reviewed and approved by Jones Day as our patent counsel for these matters, and are included herein in reliance upon their review and approval as our patent counsel.

                                          Very truly yours,

                                          Jones Day


                                          By: /s/ Anthony M. Insogna
                                             ---------------------------------
                                              Anthony M. Insogna